Hong Kong, September 28, 2010- Man Shing Agricultural Holdings, Inc. (OTCBB: MSAH) (together with our subsidiaries unless the context indicates otherwise, “Man Shing” the “Company,” “we,” “us,” or “our”), specializing in the production and processing of fresh vegetables, including mainly ginger and others such as onion and garlic, based in Shandong Province, China, today announced its annual financial results for the year ended June 30, 2010.

   Year 2010-2009 Highlights
    -- Revenue was $22,425,534, up 97% from the year ended June 30, 2009
    -- Gross profit was $8,406,994, up 147% from the year ended June 30, 2009 with gross margins of 37%, a 7% improvement over the year ended June 30,2009
     -- Net income was $5,244,493, up 91% from the year ended June 30,  2009 and earnings per basic and diluted shares were $0.18 and $0.07, respectively, up 29% and 40%, respectively from the year ended June 30, 2009.

Year 2010-2009 Results

	Ended June 30, 2010	Ended June 30, 2009	Change
Sales:	$22,425,534	$11,404,328	97%
Cost of Goods Sold:	$14,018,540	$7,998,951	75%
Operating Expenses:	$3,093,149	$701,356	341%
Income from Operations:	$5,313,845	$2,704,022	97%

Net Income:	$5,244,493	$2,744,500	91%
EPS (Basic)*	$0.18	$0.14	29%
EPS (Diluted)*	$0.07	$0.05	40%

* Weighted average shares outstanding for year ended June 30, 2010 was 28,833,604 and 72,298,661 for basic and diluted, respectively and for year ended June 30, 2009 was 20,196,000 and 57,196,000 for basic and diluted, respectively.

2010 – 2011 Strategy

“To satisfy growing demand, we plan to expand farmland from the existing 5.3 million square meters to 8 million square meters in the next year,” said CEO Eddie Cheung of Man Shing.  “Due to the environmental factors in Southern China, we expect continued demand to outweigh supply in ginger markets throughout 2011. Also, demand for high quality ginger is expected to be increasing as customers are more concerned with food quality and safety. We aim to be one of the largest exporters of ginger in China and our goal is to capture more of China’s ginger export market. Our primary strategy is to increase planting and production capacity to satisfy our customers’ demand.”

Year 2010-2009 Results

Net revenues were $$22,425,534 and $11,404,328 for the years ended June 30, 2010 and 2009, respectively. The sales revenues were due primarily to the sales of our frozen and fresh vegetables. The increase in revenues was due to our expanding business, our marketing strategy, our customer loyalty, and the quality of our product and service.

Cost of sales primarily includes cost of planting, harvesting and maintaining our vegetables. During the year ended June 30, 2010, we had cost of sales of $14,018,540, or approximately 62.5% of revenues, versus cost of sales of $7,998,951, or approximately 70.13%, of revenues for the year ended June 30, 2009. The cost of sales as a percentage of revenue decreased due to more efficient use of supplies.

We had a net income of $5,244,493 and $2,744,500 for the years ended June 30, 2010 and 2009, respectively. The net income in these periods was due primarily to sales of our fresh and frozen vegetables. Our net income is a function of revenues, cost of sales and other expenses as described above. The increase in net income is attributable to our expanding business, our marketing strategy, our customer loyalty, and the quality of our products and services.

Financial Conditions

As of June 30, 2010 and 2009, cash and cash equivalents totaled $378,929 and $86,408, respectively.

The working capital for the years ended June 30, 2010 and 2009 amounted to $10,277,907 and $3,567,393, respectively. Net cash provided by operating activities for the years ended June 30, 2010 and 2009 amounted to $(1,346,654) and $481,862, respectively. Net cash used in investing activities for the years ended June 30, 2010 and 2009 amounted to $(356,101) and $(386,139), respectively. Net cash provided by financing activities for the years ended June 30, 2010 and 2009 amounted to $1,996,368 and $(146,053), respectively.

“Overall, we believe that we maintained a healthy cash position and have funded all of our cash needs. We believe that we have a good business relationship with our customers and they have been able to settle our sales within credit terms. Also, no significant amount of our trade payables has been unpaid within the stated trade term,” said Eddie Cheung, CEO of Man Shing.

Fund Raising

“Man Shing has successfully raised $4 million in September 2010. The financing will provide capital to lease additional farmland by 2.7 million square meters which represents a 50% increase from our existing farmland. Also, the financing will provide funds to expand our warehouse and production facility which will increase our storage and production capacity,” said Eddie Cheung, the CEO of Man Shing.  "This allows us to further execute our strategy to become one of China's largest ginger producers and to meet the increasing demand of high quality ginger in markets such as Japan and the European Union."

2011 Guidance

Man Shing provided 2011 guidance of net income of $8 million which will represent 53% growth.

"We will continue to focus resources on our high quality ginger products and on selling our ginger products to customers with high food safety standards." said Eddie Cheung,  CEO of Man Shing. "We are working towards leasing more farmland, increasing production and storage capacity and modernizing our product cycle in order to satisfy our current customers’ overwhelming demand and further expand our customer base. We remain confident that we will be able to continue our incremental growth and meet our guidance for 2011," Cheung concluded.

About The Company
Man Shing Agricultural Holdings, Inc., through its operating subsidiary in Shandong of China, is focused on the production and processing of fresh vegetables, including mainly ginger and others such as onion and garlic. The Company produces high quality ginger which meets the requirements of the British Retail Consortium Global Food Standard. The Company focuses on customers located in countries such as Japan and the European Union which are food safety oriented. For further information about Man Shing Agricultural Holdings, Inc, please visit the Company's website at http://www.msaginger.com/

Forward Looking Statement:
This Annual Report on Form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including “anticipates”, “believes”, “expects”, “can”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predict”, “should” or “will” or the negative of these terms or other comparable terminology. These statements are only predictions. Uncertainties and other factors may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels or activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our expectations are as of the date hereof, and we do not intend to update any of the forward-looking statements after the filing date to conform these statements to actual results, unless required by law.

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding us and other companies that file materials with the SEC electronically.

Contact:

Man Shing Agricultural Holdings, Inc.
Mr. Eddie Cheung, CEO
+86-536-464-4888
eddie@msaginger.com
http://www.msaginger.com/

Nuwa Group,LLC
Investor Relations:
Mr. Kevin Fickle, CEO
+1-925-330-8315
Kevin@nuwagroup.com
www.nuwagroup.com